UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: March 7, 2007
                        (Date of earliest event reported)


                                IXYS CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                   000-26124                77-0140882
(State or other jurisdiction   (Commission File No.)        (IRS Employer
     of incorporation)                                    Identification No.)


                               3540 Bassett Street
                              Santa Clara, CA 95054
               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (408) 982-0700
                                 Not Applicable

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing
            Rule or Standard; Transfer of Listing.

            As reported in the Form 8-K filed March 6, 2007, the Company notified Nasdaq on March 5, 2007 that, due to the resignation of Kenneth D. Wong from his position as a director and as a member of the Audit Committee, the Company was not in compliance with Nasdaq Rule 4350(d)(2). That rule requires the Company to have an Audit Committee consisting of three independent directors. Following Mr. Wong's resignation, there were two independent directors on the Audit Committee and one vacancy.

            On March 7, 2007, the Board of Directors approved by unanimous written consent the appointment of independent director Samuel Kory to fill the vacancy on the Audit Committee, with such appointment to be effective March 8, 2007. Mr. Kory has served on the Audit Committee in the past and is qualified to serve under Securities and Exchange Commission rules and Nasdaq rules. Accordingly, as of March 8, 2007, the Company will be in compliance with the rules regarding composition of the Audit Committee.




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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              IXYS CORPORATION



                              By:      /s/ Uzi Sasson
                                       ------------------------------------
                                       Uzi Sasson
                                       Vice President of Finance
                                       and Chief Financial Officer
                                       (Principal Financial Officer)

Date:  March 7, 2007